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                                                                   EXHIBIT 10.28

                        DAILEY PETROLEUM SERVICES CORP.

                         1997 LONG-TERM INCENTIVE PLAN



                              ARTICLE I:  GENERAL

         SECTION 1.1 Purpose of the Plan. The Long-Term Incentive Plan (the "Plan") of Dailey Petroleum Services Corp. (the "Company") is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through (i) the grant of options ("Options") to purchase shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"), (ii) the grant of stock appreciation rights ("Stock Appreciation Rights"), (iii) the award of shares of restricted Common Stock ("Restricted Stock") and (iv) the award of units payable in cash or shares of Common Stock based on performance ("Performance Awards"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company.

         SECTION 1.2 Administration of the Plan. (a) The Plan shall be administered either by the full Board of Directors of the Company (the "Board of Directors") or by the Compensation Committee or other designated committee of the Board of Directors. The Board of Directors or such committee is referred to herein as the "Committee". The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards (as defined herein) under the Plan, to certify that Plan requirements have been met for any participant in the Plan, to submit such matters as it may deem advisable to the Company's shareholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. The actions of the Committee in exercising all the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on all parties.

         (b) The Committee shall designate the eligible employees, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

         SECTION 1.3 Eligible Participants. Key employees, including officers and advisory directors, of the Company and its subsidiaries (all such subsidiaries being referred to as "Subsidiaries") shall be eligible for Awards under the Plan.

         SECTION 1.4 Awards Under the Plan. Awards to key employees may be in the form of (i) Options, (ii) Stock Appreciation Rights, which may be issued independent of or in tandem





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with Options, (iii) shares of Restricted Stock, (iv) Performance Awards, or (v)
any combination of the foregoing (collectively, "Awards").

         SECTION 1.5 Shares Subject to the Plan. Initially, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 720,000. This number of shares, represent approximately 7.85% of the total outstanding number of shares of Common Stock as of the effective date of the Plan. As of January 1 of each year the Plan is in effect, if the total number of shares of Common Stock issued and outstanding, not including any shares issued under the Plan, exceeds the total number of shares of Common Stock issued and outstanding as of January 1 of the preceding year (or, for 1998, as of the commencement of the Plan), the number of shares that may be issued under the Plan shall be increased by an amount such that the total number of shares of Common Stock available for issuance under the Plan equals 7.85% of the total number of shares of Common Stock outstanding, not including any shares issued under the Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors. For purposes of this first paragraph of Section 1.5 only, "Common Stock" shall include both the Company's Class A Common Stock and Class B Common Stock.

         If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon an Option holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for Awards under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares withheld in a "cashless exercise" in payment of the exercise price, and shares of Common Stock which are withheld in order to satisfy Federal, state or local tax liability, shall count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for Awards under the Plan. Cash payments of Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

         The aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted to any one participant in any one year under the Plan shall be 100,000. The aggregate number of shares of Common Stock that may be granted to any one participant in any one year in respect of Restricted Stock shall be 100,000. The aggregate number of shares of Common Stock that may be issued to any one participant in any one year in respect of a Performance Award shall be 100,000 and the aggregate amount of cash that may be received by any one participant in any one year in respect to a Performance Award shall be $500,000.

         The total number of Awards (or portions thereof) settled in cash under the Plan, based on the number of shares covered by such Awards (e.g., 100 shares for a Stock Appreciation Right with respect to 100 shares), shall not exceed a number equal to (i) the number of shares initially available for issuance under the Plan plus (ii) the number of shares that have become available for issuance under the Plan pursuant to the first paragraph of this
Section 1.5.





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         The aggregate number of shares of Common Stock that are available under the Plan for Options granted in accordance with Section 2.4(i) ("ISOs") is 720,000, subject to adjustments as provided in Section 5.2 of the Plan.

         SECTION 1.6 Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board of Directors to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board of Directors (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection with the acquisition (whether by purchase, lease, merger, consolidation or otherwise) of the business or assets (in whole or in part) of any person or entity.

            ARTICLE II:  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         SECTION 2.1 Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Option Price. The option price per share shall be determined by the Committee, except that in the case of an ISO the option price per share shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted (other than in the case of substitute or assumed Options to the extent required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant). In the case of any 10% stockholder, the price at which shares of Common Stock may be purchased under an ISO shall not be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

         (b) Term of Option. The term of an Option shall be determined by the Committee, except that in the case of an ISO the term of the Option shall not exceed ten years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term. In addition, in the case of a 10% Stockholder, no ISO shall be exercisable after the expiration of five years from the date the ISO is granted.

         (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. Unless the Option grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any optionee, except that the Committee cannot take any action that invalidates the ISO status of an Option granted to an employee without obtaining the written consent of such employee. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder. To the extent that the aggregate fair market value (determined as of the time an ISO is granted) of the Common Stock with respect to which an ISO first becomes exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Options shall be treated as Nonqualified Options (as defined under the Code). In making this determination, Options shall be taken into account in the order in which they were granted.





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         (d)     Payment of Exercise Price for Shares.  The Committee may
authorize payment of the exercise price for shares as to which an Option is exercised to be made in cash, shares of Common Stock, a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide. In a "cashless exercise", the exercise price for the Option shall be paid by the Company retaining and not issuing to the holder of the Option a number of shares, the fair market value of which on the exercise date is, equal to the exercise price (with the holder of the Option paying in cash to the Company the value of any fractional shares) and subject to the withholding tax provisions of Section 5.5. In determining the number of shares that is equal in value to the exercise price, the closing price of the Common Stock reported on the Nasdaq National Market (or any national securities exchange on which the Common Stock is regularly traded) on the date notice of the exercise of the Option is received by the Company shall be utilized.

         (e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

         (f) Termination of Employment. The Committee shall have discretion to specify in the Option grant, or, with the consent of the optionee, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment.

         Unless it is expressly provided otherwise in the option agreement or
Section 2.5 applies:

                 (i) Options shall terminate one day less than three months after severance of employment of the employee from the Company for any reason, with or without cause, other than death, retirement under the then established rules of the Company or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the employee shall be determined by the Committee at that time.

                 (ii) If, before the expiration of an ISO, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the ISO shall terminate on the earlier of the Option's expiration date or one year after his retirement. Exercise of an ISO by a former employee after the period provided in the Code will cause the ISO to be treated as a Nonqualified Option. If before the expiration of a Nonqualified Option, the employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Option's expiration date or one year after his retirement. In the event of retirement the employee shall have the right prior to the termination of the Option to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement unless it is expressly provided otherwise in the option agreement.

                 (iii) If, before the expiration of an Option, the employee shall be retired for disability under the then established rules of the Company, or severed from the employ of the Company for disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date he retired or was severed because of disability. In the event that the employee shall be retired for disability under the then established rules of the Company or severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option





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         to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability unless it is expressly provided otherwise in the option agreement.

                 (iv) If, before the expiration of an Option, the employee, whether in the employ of the Company or after he has retired or was severed for disability, dies the Option shall continue until the earlier of the Option's expiration date or one year following the date of his death. After the death of the Employee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's termination, to exercise it to the extent to which he was entitled to exercise it immediately prior to the death unless it is expressly provided otherwise in the option agreement.

                 In determining the employment relationship between the Company and the Employee, employment by any affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

         SECTION 2.2      Stock Appreciation Rights in Tandem with Options.
(a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option, except that the Committee will not grant Tandem SARs relating to an outstanding ISO without the written consent of the holder of such ISO, and if a Tandem SAR is granted pursuant to such ISO, such ISO will immediately become a non-statutory option. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b) or 2.1(f) in the event of a termination of employment) shall be automatically exercised on such date for cash without any action by the optionee.

         (b) Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount (the "Appreciation") equal to the difference between the option price per share of the Option to which the Tandem SAR relates and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Tandem SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Tandem SAR.





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         (c)     Stockholder Rights.  The holder of a Tandem SAR shall, as
such, have none of the rights of a stockholder.

         SECTION 2.3 Stock Appreciation Rights Independent of Options. Subject to the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Exercise Price. The exercise price per share shall be determined by the Committee on the date the Independent SAR is granted.

         (b) Term of Independent SAR. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

         (c) Exercise of Independent SARs. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any participant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount (the "Appreciation") equal to the difference between the exercise price per share specified in the Independent SAR grant and the fair market value (as determined by the Committee) of a share of Common Stock on the date of exercise of the Independent SAR. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the Independent SAR.

         (d) Stockholder Rights. The holder of an Independent SAR shall, as such, have none of the rights of a stockholder.

         (e) Termination of Employment. The Committee shall have discretion to specify in the Independent SAR grant, or, with the consent of the holder, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Independent SAR, during which the Independent SAR may be exercised following the holder's termination of employment.

         SECTION 2.4 Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant, including, if then applicable, limits with respect to minimum exercise price, duration and amounts and special limitations applicable to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights), to the extent that such terms and conditions do not cause the Options





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to lose their preferential tax treatment.  If an Option intended to be an ISO ceases or is otherwise not eligible to be an ISO, such Option (or portion thereof necessary to maintain the status of the remaining portion of the Option as an ISO) shall remain valid but be treated as an Option other than an ISO.

         SECTION 2.5 Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, upon the occurrence of a Change of Control (as defined in Section 5.9) all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants who are employees of the Company or its subsidiaries at the time of such Change of Control shall (unless specifically provided otherwise in the grant thereof) become immediately exercisable and, unless the participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the employee's termination of employment for any reason other than termination by the Company or a subsidiary of the Company for dishonesty, conviction of a felony, wilful unauthorized disclosure of confidential information or wilful refusal to perform the duties of such employee's position or positions with the Company or such subsidiary (termination for "cause"); provided that this
Section 2.5 shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause
(1).

                         ARTICLE III:  RESTRICTED STOCK

         SECTION 3.1 Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

         (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine in accordance with the provisions hereof. Performance objectives will be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or other group basis, return on common equity or any combination of the foregoing.

         (b) Restrictions on Transfer. Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of an employee's termination of employment before all the employee's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and the lesser of





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(i) the fair market value of the forfeited shares (determined utilizing the closing price of the Common Stock on the date of forfeiture as reported on the Nasdaq National Market or other national securities exchange on which the Common Stock is regularly traded, or as determined by the Committee) on the date of forfeiture or (ii) the portion of the purchase price paid allocable to the forfeited shares shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee or the employee's estate, free of all restrictions (other than legends required by federal or state securities laws).

         (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, (i) unless the Restricted Stock grant specifies otherwise, the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of Restricted Stock, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company; provided that clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

                        ARTICLE IV:  PERFORMANCE AWARDS

         SECTION 4.1 Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Performance Awards, which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

         (a) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance goal of such Performance Award shall be measured. The performance period for a Performance Award shall be established prior to the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same employee. The terms and provisions herein relating to performance based awards are intended to allow the Committee to satisfy Section 162(m) of the Code and the regulations issued thereunder. The designation of an employee eligible for a specific performance based stock award shall be made by the Committee in writing prior to the beginning of the 12-month period (or such other period) for which the performance is measured (and within such period as permitted by IRS regulations). The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this
Section 4.1 is 100,000 shares.

         (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the holder at the time of each Award. Each Performance Award shall be contingent upon future performances and achievement of objectives described either in terms of Company-wide performance or in terms that are related to performance of the employee or of the division, subsidiary, department or function within the Company in which the employee is employed. The Committee shall have the authority to establish the specific performance objectives and measures applicable to such objectives. Such objectives, however, shall be based on increases in share prices, operating income, net income or cash flow thresholds on a company-wide, subsidiary, division or other group basis, return on common equity or any combination of the foregoing.





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         (c)     Size, Frequency and Vesting.   The Committee shall have the
authority to determine at the time of the Award the maximum value of a Performance Award, the frequency of Awards and the date or dates when Awards vest.

         (d) Payment. Following the end of each performance period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. If at the end of the performance period the specified objectives have been attained, the employee shall have earned the Performance Award. If the employee exceeds the specified minimum level of acceptable achievement but does not fully attain such objectives, the employee shall have partly earned the Performance Award, and shall become entitled to receive a portion of the total Award, as determined by the Committee. If a Performance Award is granted after the start of a performance period, the Award may be reduced to reflect the portion of the performance period during which the Award was in effect. Unless the Award specifies otherwise, including restrictions in order to satisfy the conditions under Section 162(m) of the Code, the Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee. With respect to performance-based stock awards, the Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance-based stock award or payment of a cash amount to any employee. If the Committee certifies the entitlement of an employee to the performance based award, the cash payment shall be made or the certificate issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

         (e) Termination of Employment. A recipient of a Performance Award who, by reason of death, disability or retirement, terminates employment before the end of the applicable performance period shall be entitled to receive, to the extent earned, a portion of the Award which is proportional to the portion of the performance period during which the employee was employed. A recipient of a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Award unless the Committee determines otherwise; however, the Committee may in no event pay the employee more than that portion of the Award which is proportional to his or her period of actual service.

         (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, (i) unless the Award specifies otherwise, the Committee may in its discretion at any time accelerate vesting of the Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest, to the extent a portion has been earned, upon a Change of Control of the Company. In addition, each participant in the Plan shall receive the maximum Performance Award he or she could have earned for the proportionate part of the performance period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Award if he or she remains in the Company's employ. However, clause (ii) above shall not apply to Awards granted to a participant if, in connection with a Change of Control pursuant to clause (1) of Section 5.9, such participant is the Person or forms part of the Person specified in such clause (1).

         (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.





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                       ARTICLE V:  ADDITIONAL PROVISIONS

         SECTION 5.1 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         SECTION 5.2 Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin- offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for ISOs), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

         In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

         SECTION 5.3 Amendments. (a) The Board of Directors may at any time and from time to time and in any respect amend or modify the Plan.

         (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

         SECTION 5.4 Cancellation of Awards. Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which Award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

         SECTION 5.5 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or





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
remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability. An Award may also provide the holder with the right to satisfy the Withholding Tax with previously owned shares of Common Stock or shares of Common Stock otherwise issuable to the holder.

         Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

         SECTION 5.6 Non-assignability. Except as expressly provided in the Plan, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

         SECTION 5.7 Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         SECTION 5.8 No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period.

         SECTION 5.9 Change of Control. A "Change of Control" shall be deemed to have occurred if:

                 (1) any Person (as defined below), other than a Designated Person, is or becomes the Beneficial Owner (as defined below) of securities of the Company representing 35% or more of the Voting Power (as defined below); provided however, a Change in Control shall not be deemed to have occurred due to Lawrence Industries' or its affiliates' aggregate Voting Power falling below 35% or subsequently increasing above 35%.

                 (2) there shall occur a change in the composition of a majority of the Board of Directors within any period of four consecutive years which change shall not have been approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period;

                 (3) at any meeting of the stockholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board of Directors for election as directors shall fail to be elected; or

                 (4) the stockholders of the Company approve a merger, consolidation, sale of substantially all assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.





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
         For purposes of this Section 5.9, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on July 9, 1997, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act on July 9, 1997; (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors; and (iv) "Designated Person" shall mean any Person whose Beneficial Ownership of securities is solely the result of such Person acquiring securities as an underwriter in an underwritten public offering of such securities or who owned greater than 35% or more of the Voting Power as of July 9, 1997.

         SECTION 5.10 Duration and Termination. (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no ISO (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the effective date of the Plan, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

         (b) The Board of Directors may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

         SECTION 5.11 Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

         SECTION 5.12 Effective Date. The Plan shall be effective as of July 9, 1997, subject in all respects to approval of the Corporation's stockholders.

         SECTION 5.13 Indemnification. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors
(a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall





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
have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         SECTION 5.14 Section 83(b) Election. No employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any employee doing so shall forfeit all Options, Stock Appreciation Rights and/or Awards issued to him under this Plan.

         SECTION 5.15 Governing Law. The provisions of this Plan shall be construed, administered and governed under the laws of the State of Texas and, to the extent applicable, the federal laws of the United States.





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